SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                _______________

                                  FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


            The Gabelli Convertible and Income Securities Fund Inc. (Exact Name of Registrant as Specified in its Charter)



               Maryland                                 13-352-3423
 (State of Incorporation or Organization)           (I.R.S. Employer
                                                      Identification no.)

        One Corporate Center
          Rye, New York                                   10580-1422
 (Address of principal executive offices)                 (zip code)



Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange
Title of each class                              on which each class is
to be so registered                                 to be registered

Series B 6.00% Cumulative                        New York Stock Exchange
Preferred Stock

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box                    [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box                    [ ]

Securities Act registration statement file number to which this form relates:
333-102494



Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
                               (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The section captioned "Description of Series B Preferred and Series C Auction Rate Preferred" in the Registrant's form of Preliminary Prospectus filed as part of the Registrant's Registration Statement on Form N-2/A (No. 333-102494), dated March 13, 2003, is incorporated herein by reference.

ITEM 2. EXHIBITS.

The following exhibits have been filed with the Securities and Exchange
Commission:

(1)      Form of Certificate for Common Stock (a)

(2)      Articles of Amendment and Restatement of the Registrant (b)

(3) Form of Certificate for Series B 6.00% Cumulative Preferred Stock ("Series B Preferred") (c)

(4) Form of Certificate for Series C Auction Rate Cumulative Preferred Stock ("Series C Auction Rate Preferred") (d)

(5) Articles Supplementary defining the rights of holders of the Series B Preferred (e)

(6) Articles Supplementary defining the rights of holders the Series C Auction Rate Preferred (f)



_________________
(a) Incorporated by reference from Exhibit D to the Registrant's Registration Statement on Form N-2, File Nos. 811-05715 and 33-24541, as filed with the Securities and Exchange Commission on April 4, 1997

(b) Incorporated by reference from Exhibit A to the Registrant's Registration Statement on Form N-2, File Nos. 811-05715 and 33-26644, as filed with the Securities and Exchange Commission on March 31, 1995

(c) Incorporated by reference from Exhibit d(ii) to the Registrant's Registration Statement on Form N-2, File Nos. 811-05715 and 333-102494, as filed with the Securities and Exchange Commission on March 13, 2003

(d) Incorporated by reference from Exhibit d(iii) to the Registrant's Registration Statement on Form N-2, File Nos. 811-05715 and 333-102494, as filed with the Securities and Exchange Commission on March 13, 2003

(e) Incorporated by reference from Exhibit a(iii) to the Registrant's Registration Statement on Form N-2, File Nos. 811-05715 and 333-102494, as filed with the Securities and Exchange Commission on March 13, 2003

(f) Incorporated by reference from Exhibit a(iv) to the Registrant's Registration Statement on Form N-2, File Nos. 811-05715 and 333-102494, as filed with the Securities and Exchange Commission on March 13, 2003

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             The Gabelli Convertible and
                                             Income Securities Fund Inc.
                                                     (Registrant)

Date: March 18, 2003                         By: /s/ Bruce N. Alpert
                                                Name:  Bruce N. Alpert
                                                Title: President